PLANT VIEW ALERTS PURCHASE AGREEMENT

This AGREEMENT made October 9, 2002, by and between Serefex Corporation, (SEREFEX), OTCBB: SFXC, a Delaware Corporation whose address is 645 Penobscot Building, Detroit, Michigan, 48226, and Shop Floor Systems ("Developer"), whose address is 645 Griswold, Suite 1300, Detroit, MI 48226.

WHEREAS, Developer has developed a computer program entitles "Plant View Alerts" (hereinafter known as "PVA") which it desires to license to SEREFEX for purposes of marketing and distribution.

WHEREAS, SEREFEX desires to market and distribute the computer programs developed by Developer;

NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

1.     License
       -------

1.1     Distribution Rights

Developer grants to SEREFEX the exclusive right and license to market and distribute "PVA" such program may be upgraded or modified from time to time by Developer in and for use wherever Serefex solely chooses.

1.2     License to Use Trademark and Trade Name

Any and all trademarks and trade names, which Developer uses in connection with the license granted hereunder, are and remain the exclusive property of Serefex. This Agreement gives SEREFEX all rights therein to reproduce trademarks and trade names as necessary for and for the sole purpose of allowing SEREFEX to fully promote and market "PVA" pursuant to the terms of this Agreement.

1.3     Competition by SEREFEX

Nothing in this Agreement shall impair Serefex's rights at all times to use or distribute, without obligation to Developer similar ideas or programs which have been independently submitted by others to SEREFEX provided they do not infringe upon Developer's copyright or trade secrets.

1.4     Term

This Agreement shall continue in full force and effect for a period of unlimited time from the date this Agreement was entered into as specified above.

2.     Purchase Price and Payment
       --------------------------

o     Purchase Price:

For the exclusive rights of "PVA", Serefex Corporation agrees to buy from Shop Floor Systems two initial licenses for a purchase price of $100,000 payable in Serefex Corporations common stock at five cents ($0.05) per share totaling two million (2,000,000) Serefex common shares, made payable to ("Shop Floor Systems, Inc".)

Developer's discount purchase price for SEREFEX's additional licenses and Serefex's payment obligations for "PVA" will be Developer's then current published detail prices for the Programs less a discount as calculated in accordance with the discount policy set forth in Schedule "A."



2.2 Serefex will pay to Developer the agreed percentage dollar amount of the total project as defined in Schedule "A" upon full and complete payment by the End User.


2.3     Training and Support Fee

All training and support services will be provided by Developer and shall be at an additional fee in accordance with Developer's and Serefex's separate installation and support agreements.


3.     Ownership and Property Rights
       -----------------------------

3.1     Ownership

Developer represents that it has all necessary rights in and to all copyrights, patents and other proprietary rights associated with the Programs that are necessary to market, distribute and license the Programs. Developer has the unrestricted right and authority to enter into this Agreement and to grant the rights and licenses hereunder with respect to the Programs.

3.2     Property Rights

SEREFEX acknowledges and agrees that the Programs and all other items licensed hereunder and all copies thereof constitute valuable trade secrets of Developer or proprietary and confidential information of Developer and title thereto remains in Developer. All applicable copyrights, trade secrets, patents and other intellectual and property rights in the Programs and all other items licensed hereunder are and remain in Developer. All other aspects of the Programs and all other items licensed hereunder, including without limitation, programs, methods of processing, specific design and structure of individual programs and their interaction and unique programming techniques employed therein as well as screen formats shall remain the sole and exclusive property of Developer and shall not be sold, revealed, disclosed or otherwise communicated, directly or indirectly, by SEREFEX to any person, company or institution whatsoever other than for the purposes set forth herein. It is expressly understood that no title to or ownership of the Programs, or any part thereof is hereby transferred to SEREFEX.

3.3     Unauthorized Copying

SEREFEX agrees that it will not copy, modify or reproduce the Programs in any way except as provided for herein. SEREFEX may incorporate the Programs into or along with SEREFEX's software or hardware and distribute the Programs bundled with SEREFEX's software or hardware. SEREFEX agrees to notify Developer promptly of any circumstances of which SEREFEX has knowledge relating to any unauthorized use or copying of the Programs by any person or entity not authorized to do so. SEREFEX agrees to take, at SEREFEX's expense, but at Developer's option and under Developer's control and discretion, any legal action necessary to prevent or stop the unauthorized use of the Programs by any third party or entity who or which has accessed the Programs due in substantial part to SEREFEX's fault or negligence.

3.4     End User License Agreement

SEREFEX acknowledges and agrees that all persons who use the Programs must be licensed by a written agreement containing terms and conditions substantially as set forth in Schedule "B".

4.     Warranty, Acceptance and Maintenance
       ------------------------------------

4.1     Limited Warranty

Developer warrants that "PVA" will perform substantially in accordance with the specifications and documentation currently being established and upon completion will be set forth in Schedule "C" (the "Specifications" and "Documentation") for sixty (60) days after delivery hereunder. Developer does not warrant any computer hardware furnished with or in conjunction with the Programs and such computer hardware shall be the sole responsibility of the computer hardware manufacturer.

4.2     Customer Warranty

SEREFEX agrees not to make any representations or warranties with respect to the Programs other than the limited warranties made by Developer under this Agreement.

4.3     Disclaimer of Warranties and Limited Liabilities

OTHER THAN THOSE WARRANTIES SET FORTH IN PARAGRAPHS 4.1 AND 5.1, DEVELOPER SPECIFICALLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO DEFECTS IN THE DISKETTE OR OTHER PHYSICAL MEDIA AND DOCUMENTATION, OPERATION OF THE PROGRAMS, AND ANY PARTICULAR APPLICATION OR USE OF THE PROGRAMS. IN NO EVENT SHALL DEVELOPER BE LIABLE FOR ANY LOSS OF PROFIT OR ANY OTHER COMMERCIAL DAMAGE, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES. ALL LIABILITY BY DEVELOPER HEREUNDER IS EXPRESSLY LIMITED TO ANY AMOUNTS PAID TO DEVELOPER UNDER THIS AGREEMENT.


5.     Termination
       -----------

5.1     Events Causing Termination

This Agreement may be terminable by Developer under any of the following conditions:

(a)     if one of the parties shall be declared insolvent or bankrupt;

(b) if a petition is filed in any court and not dismissed in ninety (90) days to declare one of the parties bankrupt or for a reorganization under the Bankruptcy Law or any similar statute;

(c) if a Trustee in Bankruptcy or a Receiver or similar entity is appointed for one of the parties; or

(d) if SEREFEX does not pay Developer within ninety (90) days from receipt of Developer's invoice or otherwise materially breaches this Agreement.

5.2     Duties Upon Termination

Upon termination of this Agreement for any cause, the parties agree to continue their cooperation in order to affect an orderly termination of their relationship. SEREFEX shall immediately cease representing itself as a reseller of the Programs for Developer; however, SEREFEX may continue to market and distribute its inventories of the Programs for a period not in excess of three
(3) months. SEREFEX shall return all copies of promotional materials, marketing literature, written information and reports pertaining to the Programs that have been supplied by Developer.

6.     Indemnification
       ---------------

6.1     Indemnification by Developer

Developer shall indemnify, defend and hold SEREFEX harmless from any claims, demands, liabilities, losses, damages, judgments or settlements, including all reasonable costs and expenses related thereto including attorney's fees, directly or indirectly resulting from any claimed infringement or violation of any copyright, patent or other intellectual property right with respect to the Programs, so long as the Programs are used in accordance with the documentation and specifications provided by the Developer, and SEREFEX has adhered to its obligations under this Agreement. Following notice of a claim or a threat of actual suit, Developer shall:

(a) Procure for SEREFEX the right to continue to use, distribute and sell the Programs at no additional expense to SEREFEX; or

(b)     Provide SEREFEX with a non-infringing version of the Programs; or

(c) Notify SEREFEX that the Programs are being withdrawn from the market and immediately terminate this Agreement.

6.2     Indemnification by SEREFEX

SEREFEX shall indemnify, defend and hold Developer harmless from any claims, demands, liabilities, losses, damages, judgments or settlements, including all reasonable costs and expenses related thereto including attorney's fees, directly or indirectly resulting from any claimed infringement or violation of any copyright, patent or other intellectual property right with respect to use of the Programs in combination with SEREFEX's software.

6.3     Cooperation by Indemnified Party

Notwithstanding paragraphs 7.1 and 7.2 of this Agreement, the indemnifying party is under no obligation to indemnify and hold the other party harmless unless:

(a) the indemnifying party shall have been promptly notified of the suit or claim by the indemnified party and furnished by the indemnified party with a copy of each communication, notice or other action relating to said claim;

(b) the indemnifying party shall have the right to assume sole authority to conduct the trial or settlement of such claim or any negotiations related thereto at the party's own expense; and

(c) the indemnified party shall provide reasonable information and assistance requested by the indemnifying party in connection with such claim or suit.

7.     Product Promotion and Support
       -----------------------------

7.1     SEREFEX's Obligation

During the term hereof, SEREFEX, as part of its activities to promote the distribution of the Programs agrees to confer periodically with Developer at Developer's request on matters relating to market conditions, sales forecasting, product planning and update and promotional and marketing strategies and programming. Developer may, at its sole option, review all SEREFEX's promotion and advertising prior to and/or after the promotion or advertising utilizing any of Developer's trademark or trade names, and SEREFEX agrees to withdraw and retract any such promotion or advertising that Developer finds unsuitable.

7.1.1 SEREFEX will have access at any time to all written communications between Developer and End User.

8.     General
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8.1     Confidential Information

Developer and SEREFEX acknowledge that in the course of dealings between the parties, each party will acquire information about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature. Each party shall hold such information in strict confidence and shall not reveal the same except for any information generally available to or known to the public, known prior to the negotiations leading to this Agreement, independently developed outside the scope of this Agreement or lawfully disclosed by or to a third party or tribunal. The confidential information of each party shall be safeguarded by the other to the same extent that it safeguards its own confidential methods or data relating to its own business.

8.2     Cure Period

Neither party may terminate this Agreement for breach or default of the other party unless and until the party seeking to terminate has specified the breach or default in writing and such breach or default has not been cured by the receiving party within thirty (30) days after receipt of written notice.

8.3     Force Majeure

Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of service resulting directly or indirectly from acts of God, or any causes beyond the reasonable control of such party.

8.4     Jurisdiction and Venue

This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan. Exclusive jurisdiction for litigation of any dispute, controversy or claim arising out of or in connection with this Agreement, or breach thereof shall be only in the Federal or State court with competent jurisdiction located in Detroit, Michigan.

8.5     Entire Agreement

This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. It may not be released, discharged, or modified except by an instrument in writing signed by a duly authorized representative of each of the parties. The terms of this Agreement shall prevail notwithstanding any compliance with the terms and conditions or any invoice or other such document submitted by Developer or any purchase order of any other such document submitted by SEREFEX.

8.6     Independent Contractors

It is expressly agreed that Developer and SEREFEX are acting hereunder as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of the other except to the extent and for the purposes provided for herein.

8.7     Attorneys' Fees

In any action between the parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover expenses, including reasonable attorneys' fees.

8.8     Notice

Any notice required to be given by either party to the other shall be deemed given if in writing and actually delivered or deposited in the United States mail in registered or certified form with return receipt requested, postage paid, addressed to the notified party at the address set forth above as changed by notice.

8.9     Assignment

This Agreement is not assignable by either party hereto without the consent of the other, except that this Agreement shall be assignable upon the sale of all rights to license and sub license the Programs to the purchaser of said rights. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors.

8.10     Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

8.11     Waiver

No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

8.12     Trade Limitation

SEREFEX hereby assures Developer that it does not intend to nor will it knowingly, without the prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce, Washington, D.C. 20230, transmit or ship the Programs or any modifications thereto or product thereof, directly or indirectly, to Afghanistan or the Peoples Republic of China or to any Group Q, S, W, Y or Z country specified in Supplements to Section 370 of the Export Administration Regulations issued by the U.S. Department of Commerce, as may be amended from time to time.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by a duly authorized representative as of the date set forth above.

DEVELOPER ("Shop Floor Systems")

/s/ Shop Floor Systems
By:________________________________________

Title:_____________________________________


SEREFEX

/s/ Brian Dunn
___________________________________________

By:     BRIAN S. DUNN

Title:  PRESIDENT


















                                   SCHEDULE A

The following are the prices Serefex will be entitled to purchase "PVA" licenses per calendar year:

-     40%  of  stated  list  price  for  licenses  1-10  sold  per calendar year


-     30%  of  stated  list  rice  for  licenses  11-20  sold  per calendar year


-     20%  of  stated list price for all licenses over 20 sold per calendar year







Schedules Needed:

Schedule B - License Agreement per section 3.4
Schedule C - Specifications Schedule